Exhibit 10.1

SHARE EXCHANGE AGREEMENT

WELL BENEFIT INTERNATIONAL LIMITED

FOR THE EXCHANGE OF

CAPITAL STOCK

OF

Global Seed Corporation

DATED OCTOBER 1, 2019

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated October 1, 2019 (the “Agreement”) by and among Well Benefit International Limited, a British Virgin Islands Company (“Well Benefit”), Global Seed Corporation, a Texas corporation (“GLBD”) and the shareholders of Well Benefit, whose names are set forth on Exhibit A attached hereto (“Well Benefit Shareholders”).

WHEREAS, Well Benefit Shareholders own 100% of the issued and outstanding ordinary shares of Well Benefit (the "Well Benefit Shares");

WHEREAS, Well Benefit Shareholders believe it is in their best interests to exchange the Well Benefit Shares for shares of common stock of GLBD, par value $.0001 per share (“GLBD Shares”), and GLBD believes it is in its best interests to acquire the Well Benefit Shares in exchange for GLBD Shares, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the parties that: (i) GLBD shall acquire 100% of the Well Benefit Shares in exchange solely for the amount of GLBD Shares set forth herein; (ii) said exchange of shares shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

 ARTICLE I

EXCHANGE OF SHARES FOR COMMON STOCK

Section 1.1 Agreement to Exchange Well Benefit Shares for GLBD Shares. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, Well Benefit Shareholders shall sell, assign, transfer, convey and deliver the Well Benefit Shares (representing 100% of the issued and outstanding Well Benefit Shares), to GLBD, and GLBD shall accept the Well Benefit Shares from the Well Benefit Shareholders in exchange for the issuance to the Well Benefit Shareholders of the number of GLBD Shares set forth opposite the names of the Well Benefit Shareholders on Exhibit A hereto.

Section 1.2 Capitalization. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, GLBD shall have authorized (a) 8,999,886,999 shares of common stock, par value $.0001 per share, of which 5,000,000 shares shall be issued and outstanding, all of which are duly authorized, validly issued and fully paid; and (b) 9,989,886,988 shares of preferred stock, $.0001 par value, of which no shares are issued or outstanding.

Section 1.3 Closing. The closing of the exchange to be made pursuant to this Agreement (the "Closing") shall take place at 10:00 a.m. E.T. on the day when the conditions to closing set forth in Articles V and VI have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing but no later than October 30, 2019 (the "Closing Date"), at the offices of Pryor Cashman LLP, 7 Times Square, 40th Floor, New York, New York 10036, or at such other places as the parties hereto shall mutually agree. At the Closing, Well Benefit Shareholders shall (i) deliver to GLBD the stock certificates representing 100% of the Well Benefit Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In full consideration and exchange for the Well Benefit Shares and payment, GLBD shall issue and exchange with Well Benefit Shareholders 252,874,025 GLBD Shares.

1.4        Tax Treatment. The exchange described herein is intended to comply with Section 368(a)(1)(B) of the Code, and all applicable regulations thereunder. In order to ensure compliance with said provisions, the parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF GLBD

GLBD hereby, jointly and severally, represents, warrants and agrees as follows:

Section 2.1 Corporate Organization

a.       GLBD is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by GLBD or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of GLBD (a "GLBD Material Adverse Effect");

b.       Copies of the Articles of Incorporation and By-laws of GLBD, with all amendments thereto to the date hereof, have been furnished to Well Benefit and the Well Benefit Shareholders, and such copies are accurate and complete as of the date hereof. The minute books of GLBD are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of GLBD from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of GLBD.

Section 2.2 Capitalization of GLBD. The authorized capital stock of GLBD consists of (a) 8,999,886,999 shares of common stock, par value $.0001 per share, of which 5,000,000 shares are issued and outstanding, all of which are duly authorized, validly issued and fully paid; and (b) 9,989,886,988 shares of blank check preferred stock, $.0001 par value, of which no shares are issued or outstanding. The parties agree that they have been informed of the issuances of these GLBD Shares, and that all such issuances of GLBD Shares pursuant to this Agreement will be in accordance with the provisions of this Agreement. All of the GLBD Shares to be issued pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof and in each instance, have been issued in accordance with the registration requirements of applicable securities laws or an exemption therefrom. As of the date of this Agreement there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of GLBD.

Section 2.3 Subsidiaries and Equity Investments. GLBD has no subsidiaries or equity interest in any corporation, partnership or joint venture.

Section 2.4 Authorization and Validity of Agreements. GLBD has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and upon the execution and delivery by Well Benefit and the Well Benefit Shareholders and the performance of their obligations herein, will constitute, a legal, valid and binding obligation of GLBD. The execution and delivery of this Agreement by GLBD and the consummation by GLBD of the transactions contemplated hereby have been duly authorized by all necessary corporate action of GLBD, and no other corporate proceedings on the part of GLBD are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by GLBD do not and will not violate or conflict with any provision of its Articles of Incorporation or By-laws, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which GLBD is a party or by which it is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of GLBD, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which GLBD is bound.

Section 2.6 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by GLBD or the performance by GLBD of its obligations hereunder.

Section 2.7 Absence of Certain Changes or Events. Since its inception:

a.                As of the date of this Agreement, GLBD does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of GLBD;

b.               there has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of GLBD; and

c.                there has not been an increase in the compensation payable or to become payable to any director or officer of GLBD.

Section 2.8 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of GLBD in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.9 Litigation. There is no action, suit, proceeding or investigation pending or threatened against GLBD that may affect the validity of this Agreement or the right of GLBD to enter into this Agreement or to consummate the transactions contemplated hereby.

Section 2.10 Securities Laws. GLBD has complied in all respects with applicable federal and state securities laws, rules and regulations, including the Sarbanes Oxley Act of 2002, as such laws, rules and regulations apply to GLBD and its securities; and (b) all shares of capital stock of GLBD have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of GLBD’s securities.

Section 2.11 Tax Returns, Payments and Elections. GLBD has timely filed all tax returns, statements, reports, declarations and other forms and documents and has, to date, paid all taxes due.

Section 2.12 ’34 Act Reports. None of GLBD’s filings with the SEC, contains any untrue statement of a material face or omits to state a material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made.

Section 2.13 Survival. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by GLBD at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF WELL BENEFIT AND WELL BENEFIT SHAREHOLDERS

Well Benefit and each of Well Benefit Shareholders, severally, represent, warrant and agree as follows:

Section 3.1 Corporate Organization.

a. Well Benefit is a British Virgin Islands company formed in 2018 with no prior business activities. It is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by Well Benefit or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Well Benefit (a "Well Benefit Material Adverse Effect"). As of the date of this Agreement, Well Benefit owns all of the issued and outstanding equity or voting interests in Dongguan Zhenghao Industrial Investment Company Limited (“Zhenghao”). Zhenghao is duly organized, validly existing and in good standing under the laws of the Peoples’ Republic of China (“PRC”) and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by Zhenghao or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Zhenghao (a "Zhenghao Material Adverse Effect").

b. Copies of the Certificate of Incorporation and By-laws of Well Benefit and Zhenghao, with all amendments thereto to the date hereof, have been furnished to GLBD, and such copies are accurate and complete as of the date hereof. The minute books of Well Benefit are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of Well Benefit, and adequately reflect all material actions taken by the Board of Directors, shareholders of Well Benefit.

Section 3.2 Capitalization of Well Benefit; Title to the Well Benefit Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, Well Benefit shall have authorized 50,000 Well Benefit Shares, of which 50,000 Well Benefit Shares will be issued and outstanding. The Well Benefit Shares are the sole outstanding shares of capital stock of Well Benefit, and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or other equity or voting interest or any unissued or treasury shares of capital stock of Well Benefit. As of the date hereof and on the Closing Date, each Well Benefit Shareholder owns and will own the Well Benefit Shares free and clear of any liens, claims or encumbrances and has and will have the right to transfer the Well Benefit Shares without consent of any other person or entity.

Section 3.3 Subsidiaries and Equity Investments; Assets. As of the date hereof and on the Closing Date, Well Benefit owns all of the equity or voting interests in Zhenghao. Except for those set forth on Schedule 3.3 A, Well Benefit does not and will not directly or indirectly, own any other shares of capital stock or any other equity interest in any entity or any right to acquire any shares or other equity interest in any entity and Well Benefit does not and will not have any assets or liabilities. As of the date hereof and on Closing Date, Zhenghao does not and will not directly or indirectly, own any shares of capital stock or any other equity interest in any entity or any right to acquire any shares or other equity interest in any entity, except as set forth on Schedule 3.3 B. As of the date hereof and on the Closing Date, there are and will be no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or other equity or voting interest in Zhenghao.

Section 3.4 Authorization and Validity of Agreements. Well Benefit has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Well Benefit and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Well Benefit are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Well Benefit Shareholders have approved this Agreement on behalf of Well Benefit and no other stockholder approvals are required to consummate the transactions contemplated hereby. Each Well Benefit Shareholder is competent to execute this Agreement, and has the power to execute and perform this Agreement. No other proceedings on the part of Well Benefit or any Well Benefit Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by Well Benefit or any Well Benefit Shareholder does not and will not violate or conflict with any provision of the constituent documents of Well Benefit, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Well Benefit or any Well Benefit Shareholder is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Well Benefit or any Well Benefit Shareholder, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Well Benefit or any Well Benefit Shareholder is bound.

Section 3.6 Investment Representations.

a        The GLBD Shares will be acquired hereunder solely for the account of the Well Benefit Shareholders, for investment, and not with a view to the resale or distribution thereof. Each Well Benefit Shareholder understands and is able to bear any economic risks associated with such investment in the GLBD Shares. Each Well Benefit Shareholder has had full access to all the information such shareholder considers necessary or appropriate to make an informed investment decision with respect to the GLBD Shares to be acquired under this Agreement. Each Well Benefit Shareholder further has had an opportunity to ask questions and receive answers from GLBD’s directors regarding GLBD and to obtain additional information (to the extent GLBD’s directors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such shareholder or to which such shareholder had access. Each Well Benefit Shareholder is at the time of the offer and execution of this Agreement, either domiciled and resident outside the United States (a “Non-U.S. Shareholder”) and or is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act).

b       No Non-U.S. Shareholder, nor any affiliate of any Non-U.S. Shareholder, nor any person acting on behalf of any Non-U.S. Shareholder or any behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the GLBD Shares, including, but not limited to, effecting any sale or short sale of securities through any Non-U.S. Shareholder or any of affiliate of any Non-U.S. Shareholder prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a “Directed Selling Effort”). To the best knowledge of the Non-U.S. Shareholders, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the GLBD Shares are being acquired for investment purposes by the Non-U.S. Shareholders. The Non-U.S. Shareholder agrees that all offers and sales of GLBD Shares from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Neither any Non-U.S. Shareholder nor the representatives of any Non-U.S. Shareholder have conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and no Non-U.S. Shareholder nor any representative of any Non-U.S. Shareholder will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S. A Regulation S Certification by the Well Benefit Shareholders is attached hereto as Exhibit B.

Section 3.7 Brokers’ Fees. No Well Benefit Shareholder has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.8 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Well Benefit or the Well Benefit Shareholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.9 Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by Well Benefit and the Well Benefit Shareholders at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE IV

COVENANTS

Section 4.1 Certain Changes and Conduct of Business.

a. From and after the date of this Agreement and until the Closing Date, GLBD shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of GLBD, and without the prior written consent of Well Benefit will not, except as required or permitted pursuant to the terms hereof:

i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

ii.	make any change in its Articles of Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.	A. incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; or

B.	issue any securities convertible or exchangeable for debt or equity securities of GLBD;

iv.	make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

v.	subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have a GLBD Material Adverse Effect;

vi.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

vii.	enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

viii.	make or commit to make any material capital expenditures;

ix.	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

x.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi.	fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

xiii.	make any material loan, advance or capital contribution to or investment in any person;

xiv.	make any material change in any method of accounting or accounting principle, method, estimate or practice;

xv.	settle, release or forgive any claim or litigation or waive any right;

xvi.	commit itself to do any of the foregoing.

b.       From and after the date of this Agreement, Well Benefit will and Well Benefit will cause Zhenghao to:

i.	continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

ii.	file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

iii.	continue to conduct its business in the ordinary course consistent with past practices;

iv.	keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

v.	continue to maintain existing business relationships with suppliers.

c.       From and after the date of this Agreement, Well Benefit will not and will ensure that Zhenghao does not:

i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

ii.	make any change in its Business License, Bylaws or other governing documents; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.	A. incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; or

B.	issue any securities convertible or exchangeable for debt or equity securities of Well Benefit or Zhenghao;

iv.	make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

v.	subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have a Well Benefit Material Adverse Effect;

vi.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

vii.	enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

viii.	make or commit to make any material capital expenditures;

ix.	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

x.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi.	fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

xiii.	make any material loan, advance or capital contribution to or investment in any person;

xiv.	make any material change in any method of accounting or accounting principle, method, estimate or practice;

xv.	settle, release or forgive any claim or litigation or waive any right;

xvi.	commit itself to do any of the foregoing.

Section 4.2 Access to Properties and Records. Well Benefit shall afford GLBD’s accountants, counsel and authorized representatives, and GLBD shall afford to Well Benefit's accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 4.3 Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director's fiduciary duties) nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware of.

Section 4.4 Consents and Approvals. The parties shall:

i.	use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

ii.	diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.5 Public Announcement. Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 4.6 Stock Issuance. From and after the date of this Agreement until the Closing Date, none of GLBD, Well Benefit nor Zhenghao shall issue any additional shares of its capital stock.

Section 4.7 Notwithstanding anything to the contrary contained herein, it is herewith understood and agreed that both Well Benefit and GLBD may enter into and conclude agreements and/or financing transactions as same relate to and/or are contemplated by any separate written agreements either: (a) annexed hereto as exhibits; or (b) entered into by GLBD with Well Benefit executed by both parties subsequent to the date hereof. These Agreements shall become, immediately upon execution, part of this Agreement and subject to all warranties, representations and conditions contained herein.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF WELL BENEFIT AND WELL BENEFIT SHAREHOLDERS

The obligations of Well Benefit and the Well Benefit Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by both Well Benefit and the Well Benefit Shareholders in their sole discretion:

Section 5.1 Representations and Warranties of GLBD. All representations and warranties made by GLBD in this Agreement shall be true and correct on and as of the Closing Date as if again made by GLBD as of such date.

Section 5.2 Agreements and Covenants. GLBD shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of GLBD shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Other Closing Documents. Well Benefit shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of GLBD or in furtherance of the transactions contemplated by this Agreement as Well Benefit or its counsel may reasonably request.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF GLBD

The obligations of GLBD to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by GLBD in its sole discretion:

Section 6.1 Representations and Warranties of Well Benefit and Well Benefit Shareholders. All representations and warranties made by Well Benefit and Well Benefit Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by them on and as of such date.

Section 6.2 Agreements and Covenants. Well Benefit and Well Benefit Shareholders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Well Benefit or Zhenghao, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5. Other Closing Documents. GLBD shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of Well Benefit or in furtherance of the transactions contemplated by this Agreement as GLBD or its counsel may reasonably request.

ARTICLE VII

TERMINATION AND ABANDONMENT

SECTION 7.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

a.               By the mutual written consent of Well Benefit, Well Benefit Shareholders, and GLBD;

b.               By GLBD, upon a material breach of any representation, warranty, covenant or agreement on the part of Well Benefit or Well Benefit Shareholders set forth in this Agreement, or if any representation or warranty of Well Benefit or the Well Benefit Shareholders shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a "Well Benefit Breach"), and such breach shall, if capable of cure, has not been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

c.                By Well Benefit, upon a material breach of any representation, warranty, covenant or agreement on the part of GLBD set forth in this Agreement, or, if any representation or warranty of GLBD shall become untrue, in either case such that any of the conditions set forth in Article V hereof would not be satisfied (a "GLBD Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a written notice from the non-breaching party setting forth in detail the nature of such breach.;

d.               By either GLBD or Well Benefit, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either Well Benefit or GLBD, if the Closing shall not have been consummated as a result of GLBD or Well Benefit having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date.

e.                By either Well Benefit or GLBD if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 7.2 Procedure Upon Termination. In the event of termination and abandonment of this Agreement by Well Benefit or GLBD pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE VIII

POST-CLOSING AGREEMENTS

Section 8.1 Consistency in Reporting. Each party hereto agrees that if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to Sections 2.14, 3.9 and 9.1. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 9.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to Well Benefit or the Well Benefit Shareholders, to:

3906-3907, Vanke ITC Center

Changan, Dongguan, China 523845

Attn: Mr. Leung Kwok Hei

If to GLBD, to:

3906-3907, Vanke ITC Center

Changan, Dongguan, China 523845

Attn: Mr. Chan Hiu

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.5

Section 9.6 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.10 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

Section 9.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 9.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WELL BENEFIT INTERNATIONAL LIMITED

By:	/s/ Leung Kwok Hei
Leung Kwok Hei

Title: Sole Director

GLOBAL SEED CORPORATION

By:	/s/ Leung Kwok Hei
Leung Kwok Hei

Title: Chief Executive Officer

WELL BENEFIT SHAREHOLDERS:

By:	/s/ Chan, Chun Ngan
CHAN, CHUN NGAN

By:	/s/ Lam, Heung Yeung Horace
Lam, Heung Yeung Horace

By:	/s/ Leung, Siu Hung
Leung, Siu Hung

By:	/s/ Leung, Kwok Hei
Leung, Kwok Hei

By:	/s/ Chan, Hiu
Chan, Hiu

By:	/s/ Chan, Ching Ha
Chan, Ching Ha

By:	/s/ Leung, Yuen Dick
Leung, Yuen Dick

By:	/s/ Tse, Wing Ho Jeremy
Tse, Wing Ho Jeremy

By	/s/ Man, Hing Kwok
Man, Hing Kwok

Ultimate Choice Developments Limited

/s/Chi, Siu On
By: Chi, Siu On
Title: Director

Well Kept Global Limited

/s/ Chan, Chun Yee Sanny
By: Chan, Chun Yee Sanny
Title: Director

Global Mega Limited

/s/ Chiang Venant
By: Chiang Venant
Title: Director

Honour Fortune Holdings Limited

/s/ Chan, Kam Wun
By: Chan, Kam Wun
Title: Director

Team Fu International Co., Limited

/s/ Tong, Siu Kei Tony
By: Tong, Siu Kei Tony
Title: Director

Ascent Rich Global Limited

/s/ Ho Chun Pong
By: Ho Chun Pong
Title: Director

Schedule 3.3 A

Subsidiaries of Well Benefit International Limited

•	Agility International Holding LTD
•	Shangshang (Guangzhou) Industrial Investment Company Limited
•	Dongguan Zhenghao Industrial Investment Company Limited
•	Dongguan Ka Su Le Food Company Limited
•	Shenzhen Ka Su Le Food Company Limited

Schedule 3.3 B

Subsidiaries of Dongguan Zhenghao Industrial Investment Company Limited

•	Dongguan Ka Su Le Food Company Limited
•	Shenzhen Ka Su Le Food Company Limited

EXHIBIT A

Name of Well Benefit Shareholders	Number of Well Benefit Shares Being Exchanged	Number of GLBD Shares to be Received
Chan, Chun Ngan	18,040	91,239,300
Lam, Heung Yeung Horace	7,350	37,170,000
Leung, Siu Hung	3,145	15,900,000
Leung, Kwok Hei	2,150	10,880,000
Chan, Hiu	1,995	10,090,000
Chan, Ching Ha	2,275	11,500,000
Leung, Yuen Dick	3,165	16,000,000
Team Fu International Co., Limited	3,440	17,400,000
Tse, Wing Ho Jeremy	315	1,585,000
Man, Hing Kwok	305	1,550,000
Ascent Rich Global Limited	2,335	11,800,000
Ultimate Choice Developments Limited	1,860	9,406,725
Well Kept Global Limited	1,050	5,303,000
Global Mega Limited	205	1,050,000
Honour Fortune Holdings Limited	2,370	12,000,000
Total	50,000	252,874,025

EXHIBIT B

REGULATION S CERTIFICATION

This Regulation S Certification (“Certification”) is being delivered in connection with the offering (the “Offering”) contemplated under the Share Exchange Agreement (the “Agreement”) by and among Global Seed Corporation, a Texas corporation (“GLBD”), Well Benefit International Limited, a British Virgin Islands corporation (“Well Benefit”) and the shareholders of Well Benefit, whose names are set forth below, pursuant to which the GLBD is going to issue an aggregated of 252,874,025 shares of the its common stock, par value $0.0001 per share (the “Securities”), and may be relied upon GLBD, its transfer agent and its counsel in connection with the Offering and the issuance of Securities contemplated by the Offering.  The undersigned (“Subscribers”) hereby certifies that the following statements are true, correct, and complete as of the date of this Certification.  Capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement.

1.  Subscribers are familiar with Regulation S (“Regulation S”) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

2.  Subscribers are not “U.S. Person,” as defined in Regulation S and as set forth in the Agreement. At the time the Securities were offered to the Subscribers, the Subscribers were outside the United States, and the Subscribers are outside of the United States as of the date of execution and delivery of this Agreement. Neither Subscribers nor anyone acting on Subscribers’ behalf has prearranged the resale of any of the Securities with a “U.S. Person” or other purchaser in the United States.

3.   Each of the Subscribers understands and acknowledges that (A) the Securities have not been registered under the Securities Act, are being sold in reliance upon an exemption from registration afforded by Regulation S; and that such Securities have not been registered with any state securities commission or authority; (B) pursuant to the requirements of Regulation S, the Securities may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to another available exemption thereunder; (C) the Company is under no obligation to register the Securities under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available; and (D) the Company will refuse to register any transfer of Securities not made in accordance with the provisions of Regulation S, and/or pursuant to registration under the Securities Act of pursuant to another available exemption thereunder.

4.  Neither Subscriber is a Distributor nor is receiving the Securities with the intent of distributing the Securities on behalf of the Company or any Distributor or any of their affiliates. The Subscriber is receiving the Securities for its own account (and/or for the account of other non-U.S. Persons who are outside of the United States) and not for the account or benefit of any U.S. Person and no other person has any interest in or participation in the Securities or any right, option, security interest, pledge or other interest in or to the Securities.

5.  The offer leading to the issuance of the Securities was made in an “offshore transaction” as defined in Regulation S.  For purposes of Regulation S, each of the Subscribers understands that an “offshore transaction” as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his/her behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the U.S.

6.  Neither Subscribers, nor any affiliate or any person or entity acting on Subscribers’ behalf, has made or is aware of any “directed selling efforts” in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities.

7.  Each of the Subscribers understands that the Company is the issuer of the Securities which are the subject of the Offering, and that, for purpose of Regulation S, a “Distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question.

8. Neither the Subscribers nor any entity controlled by the Subscribers has a short position in the Securities nor will have a short position in the Securities at any time prior to the expiration of the distribution compliance period, as set forth under Regulation S Rule 903(b)(3)(iii)(A) (“Distribution Compliance Period”).

Resale Restrictions

9.  Each of the Subscribers is purchasing the Securities for his or her own account and risk and not for the account or benefit of a U.S. Person (as defined in Regulation S).  Subscriber understands, acknowledges and agrees that he/she must bear the economic risk of an investment in the Securities for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Securities, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

10.  Subscriber will, during and after the expiration of the Distribution Compliance Period, offer, sell, pledge or otherwise transfer the Securities only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act.  The issuance of the Securities pursuant to the Agreement has neither been pre-arranged with a purchaser who is in the U.S. or who is a U.S. Person, nor is it part of a plan or scheme to evade the registration provisions of the United States federal securities laws.  During such Distribution Compliance Period, Subscribers will not engage in hedging transactions with regard to the common stock of the Company, unless in compliance with the Securities Act.

11. Until the Securities have been registered with the SEC, the Subscribers shall notify the Company about any proposed resale to a U.S. Person which notice must be received by the Company at least five (5) business days prior to such resale.

12. Prior to reselling any of the Securities during the Distribution Compliance Period, the transferor will send a notice to the potential purchaser that such potential purchaser may be subject to the restrictions of Regulation S during the Distribution Compliance Period.

Legends

13.  Subscribers acknowledge that substantially the following legend may appear on any certificates that may be issued in respect of the Securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN “OFFSHORE TRANSACTION” IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION.  ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

IN WITNESS WHEREOF, the undersigned has executed this Regulation S Certification as of the date set forth below.

WELL BENEFIT SHAREHOLDERS:

By:	/s/ Chan, Chun Ngan
CHAN, CHUN NGAN

By:	/s/ Lam, Heung Yeung Horace
Lam, Heung Yeung Horace

By:	/s/ Leung, Siu Hung
Leung, Siu Hung

By:	/s/ Leung, Kwok Hei

By:	/s/ Chan, Hiu
Chan, Hiu

By:	/s/ Chan, Ching Ha
Chan, Ching Ha

By:	/s/ Leung, Yuen Dick
Leung, Yuen Dick

By:	/s/ Tse, Wing Ho Jeremy
Tse, Wing Ho Jeremy

By:	/s/ Man, Hing Kwok
Man, Hing Kwok

Ultimate Choice Developments Limited

/s/ Chi, Siu On
By: Chi, Siu On
Title: Director

Well Kept Global Limited

/s/ Chan, Chun Yee Sanny
By: Chan, Chun Yee Sanny
Title: Director

Global Mega Limited

/s/ Chiang Venant
By: Chiang Venant
Title: Director

Honour Fortune Holdings Limited

/s/ Chan, Kam Wun
By: Chan, Kam Wun
Title: Director

Team Fu International Co., Limited

/s/ Tong, Siu Kei Tony
By: Tong, Siu Kei Tony
Title: Director

Ascent Rich Global Limited

/s/ Ho Chun Pong
By: Ho Chun Pong
Title: Director